DocuSign Envelope ID: 1D7BA9CB-B477-44D8-8D1F-EB94D5AF49FB

Board Book Business Items

AIG Life & Retirement

Legal Department

M E M O R A N D U M

To:	The Board of Directors (“Board”) of VALIC Company I (the “Company”)

From:	The Variable Annuity Life Insurance Company

Re:	Approval of Power of Attorney

Date:	August 3, 2022

At this meeting, you are being asked to approve and execute a Power of Attorney appointing the named parties as true and lawful agents and attorneys-in-fact with respect to all matters arising in connection with the Company’s filings with the U.S. Securities and Exchange Commission and other regulatory bodies as further detailed in the Power of Attorney. The Power of Attorney is attached to this memorandum for your review and execution.

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DocuSign Envelope ID: 1D7BA9CB-B477-44D8-8D1F-EB94D5AF49FB

Board Book Business Items

VALIC COMPANY I

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned Directors of VALIC Company I do hereby constitute and appoint John T. Genoy, Gregory N. Bressler, Kathleen D. Fuentes, Christopher J. Tafone, Edward J. Gizzi, Gregory R. Kingston, Louis O. Ducote and Jennifer M. Rogers or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A or Form N-14 and any and all amendments (including pre- and post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ Thomas J. Brown Thomas J. Brown	Director	August 3, 2022

/s/ Judith L. Craven Judith L. Craven	Director	August 3, 2022

/s/ Yvonne M. Curl Yvonne M. Curl	Director	August 3, 2022

/s/ Timothy J. Ebner Timothy J. Ebner	Director	August 3, 2022

/s/ Peter A. Harbeck Peter A. Harbeck	Director	August 3, 2022

/s/ Eric S. Levy Eric S. Levy	Director	August 3, 2022

/s/ John E. Maupin, Jr. John E. Maupin, Jr.	Chairman and Director	August 3, 2022

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